THE HARTFORD MUTUAL FUNDS


                                         Class A, Class B and Class C Shares

                                         Prospectus
                                         November 1, 2002


As with all mutual funds, the            THE HARTFORD INCOME FUND
Securities and Exchange Commission       THE HARTFORD SHORT MATURITY FUND
has not approved or disapproved          THE HARTFORD INFLATION PLUS FUND
these securities or passed upon the      THE HARTFORD TAX-FREE CALIFORNIA FUND
adequacy of this prospectus.             THE HARTFORD TAX-FREE NEW YORK FUND
Any representation to the contrary
is a criminal offense.                   The Hartford Mutual Funds
                                         P.O. Box 64387
                                         St. Paul, MN 55164-0387

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


INTRODUCTION


Each fund described in this prospectus has its own investment strategy and risk/reward profile. This prospectus relates to the Class A, B and C shares of the funds.

Each fund, except the Inflation Plus Fund, Tax-Free California Fund and Tax-Free New York Fund, is a diversified fund. The Inflation Plus Fund, Tax-Free California Fund and Tax-Free New York Fund are non-diversified funds. All of the funds are series of The Hartford Mutual Funds, Inc.

Information on each fund, including risk factors for investing in diversified versus non-diversified funds, can be found on the pages following this introduction.

The investment manager of each fund is Hartford Investment Financial Services, LLC ("HIFSCO"). The day-to-day portfolio management of the funds is provided by an investment sub-adviser -- Hartford Investment Management Company ("HIMCO(R)"). Information regarding HIFSCO and HIMCO is included under the section entitled "Management of the Funds" in this prospectus.

Mutual funds are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Because you could lose money by investing in these funds, be sure to read all risk disclosures carefully before investing.

CONTENTS

INTRODUCTION.................................................................3
   THE HARTFORD INCOME FUND..................................................5
   THE HARTFORD SHORT MATURITY FUND..........................................8
   THE HARTFORD INFLATION PLUS FUND.........................................11
   THE HARTFORD TAX-FREE CALIFORNIA FUND....................................14
   THE HARTFORD TAX-FREE NEW YORK FUND......................................17
INVESTMENT STRATEGIES AND INVESTMENT MATTERS................................20
MANAGEMENT OF THE FUNDS.....................................................23
ABOUT YOUR ACCOUNT..........................................................25
   Choosing a Share Class...................................................25
   How Sales Charges are Calculated.........................................25
   Sales Charge Reductions and Waivers......................................27
   Opening an Account.......................................................28
   Buying Shares............................................................30
   Selling Shares...........................................................32
   Selling Shares in Writing................................................34
TRANSACTION POLICIES........................................................35
   Dividends and Account Policies...........................................37
   Additional Investor Services.............................................38
FINANCIAL HIGHLIGHTS........................................................40
   Privacy Policy...........................................................41
FOR MORE INFORMATION........................................................43

THE HARTFORD INCOME FUND


INVESTMENT GOAL. The Hartford Income Fund seeks to provide a high level of current income through investment in a diversified portfolio consisting predominantly of marketable debt securities. Capital appreciation is a secondary objective.

INVESTMENT STRATEGY. The fund invests, under normal circumstances, at least 60% of its total assets in securities of "investment grade" quality. This means securities that are rated at the time of purchase within the four highest categories assigned by Moody's Investors Service, Inc. ("Moody's") ("Aaa", "Aa", "A" or "Baa") or Standard and Poor's Corporation ("S&P") ("AAA", "AA", "A" or "BBB") or are unrated securities that are judged by HIMCO to be of comparable quality to securities rated within these four highest categories. The fund may invest up to 40% of its total assets in non-investment grade debt securities (securities rated "Ba" or lower by Moody's or "BB" or lower by S&P, or securities which, if unrated, are determined by HIMCO to be of comparable quality). Debt securities rated below investment grade are commonly referred to as "junk bonds".

The fund may invest up to 10% of its total assets in preferred stocks, 15% of its net assets in illiquid securities, 20% of its total assets in emerging market debt, 25% of its total assets in securities of foreign issuers and non-dollar securities and 10% of its total assets in issues purchased as defaulted securities. The fund may utilize derivatives to manage portfolio risk and to replicate securities the fund could buy that are not currently available in the market.

Bonds in which the fund invests include (1) securities issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities; (2) non-convertible debt securities issued or guaranteed by U.S. corporations or other issuers (including foreign governments or corporations); (3) asset-backed and mortgage-related securities; (4) securities issued or guaranteed as to principal or interest by a sovereign government or one of its agencies or political subdivisions, supranational entities such as development banks, non-U.S. corporations, banks or bank holding companies, or other foreign issuers; and (5) commercial mortgage-backed securities.

The fund invests at least 65% of its total assets in debt securities with a maturity of at least one year. Although the fund does not have a maximum maturity term restriction, the fund tends to have an average maturity between approximately 3 to 30 years.

HIMCO uses what is sometimes referred to as a top-down analysis to determine which sectors or industries may benefit from current and future changes in the economy. HIMCO then selects individual securities from selected sectors and industries that, from a yield perspective, appear to be attractive. For individual securities, HIMCO assesses such factors as a company's business environment, balance sheet, income statement, anticipated earnings and management team, and security structure.

The Fund may provide capital appreciation if one or more of its holdings increases in market value due to events such as fundamental improvement in business, increased demand for the security or as a benefit due to falling interest rates.

The annual portfolio turnover rate is expected to be greater than 100%.

________________________________________________________________________________

Main Risks. The major factors affecting this fund's performance are interest rate risk and credit risk. When interest rates rise, bond prices fall; generally, the longer a bond's maturity, the more sensitive it is to this risk. You could lose money as a result of your investment.

Credit risk depends largely on the perceived financial health of bond issuers. In general, lower-rated bonds have higher credit risks. High yield bond prices can fall on bad news about the economy, an industry or a company. The fund could lose money if any bonds it owns are downgraded in credit rating or go into default.

The fund is subject to income risk, which is the potential for a decline in the fund's income due to falling interest rates.

The fund is subject to the possibility that, under certain circumstances, especially during periods of falling interest rates, a bond issuer will "call" -- or repay -- its bonds before their maturity date. The fund may then be forced to invest the unanticipated proceeds at lower interest rates, resulting in a decline in the fund's income.

High yield bonds and foreign securities may make the fund more sensitive to market or economic shifts in the U.S. and abroad.

Because the fund may invest in mortgage-related and asset-backed securities, it is subject to prepayment risk and extension risk. Similar to call risk, prepayment risk is the risk that falling interest rates could cause faster than expected prepayments of the mortgages and loans underlying the fund's mortgage-related and asset-backed securities. These prepayments pass through to the fund, which must reinvest them at a time when interest rates on new mortgage-related and asset-backed investments are falling, reducing the fund's income. Extension risk is the risk that rising interest rates could cause mortgage and loan prepayments to slow, which could increase the interest rate sensitivity of the fund's mortgage-related and asset-backed securities.

Foreign investments may be more risky than domestic investments. Investments in securities of foreign issuers and non-dollar securities may be affected by fluctuations in currency exchange rates, incomplete or inaccurate financial information on companies, social upheavals and political actions ranging from tax code changes to governmental collapse. The foregoing risks are even greater with respect to securities of issuers in countries with emerging economies or emerging securities markets.

________________________________________________________________________________

PAST PERFORMANCE. Because the fund has been in operation for less than one full calendar year, no performance history has been provided.

YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.


                                                                              Class A       Class B      Class C
       Shareholder Fees
          (fees paid directly from your investment)
          Maximum sales charge as a percentage of offering                      4.50%        5.00%        2.00%
          price (load)
          Maximum load imposed on purchases as a percentage of
          offering price                                                        4.50%        None         1.00%
          Maximum deferred sales charge (load) (as a percentage of
          redemption proceeds)                                                  None(1)      5.00%        1.00%
          Exchange fees                                                         None         None         None
       Annual operating expenses
          (expenses that are deducted from the fund's assets)
          Management fees                                                       0.60%        0.60%        0.60%
          Distribution and service (12b-1) fees                                 0.30%(2)     1.00%        1.00%
          Other expenses(3)                                                     0.40%        0.43%        0.33%
          Total annual operating expenses(4)                                    1.30%        2.03%        1.93%



(1) A contingent deferred sales charge of 1.00% may apply on certain redemptions of Class A shares that were purchased without a front-end sales charge.

(2) The Rule 12b-1 plan applicable to Class A shares of the fund provides for payment of a Rule 12b-1 fee of up to 0.35%; however, the board of the fund has currently authorized Rule 12b-1 payments of only up to 0.30%.

(3)      Estimated.

(4) HIFSCO has voluntarily agreed to limit the total operating expenses of the Class A, Class B and Class C shares of the fund, exclusive of taxes, interest, brokerage commissions and extraordinary expenses, to 1.00%, 1.70% and 1.70%, respectively. This policy may be discontinued at any time.

EXAMPLE. These examples are intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in the fund for the time periods indicated. The examples also assume that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

You would pay the following expenses if you redeemed your shares at the end of each period:

       Expenses (with redemption)         Class A         Class B     Class C
         Year 1                         $    576        $    706    $    394
         Year 3                         $    844        $    937    $    700

You would pay the following expenses if you did not redeem your shares:

       Expenses (without redemption)      Class A         Class B     Class C
         Year 1                         $    576        $    206    $    294
         Year 3                         $    844        $    637    $    700

THE HARTFORD SHORT MATURITY FUND


Investment Goal. The Hartford Short Maturity Fund seeks to provide a high level of income by holding a portfolio of intermediate investment grade bonds.

INVESTMENT STRATEGY. The fund normally only invests in securities of "investment grade" quality. This means securities that are rated at the time of purchase within the four highest categories assigned by Moody's ("Aaa", "Aa", "A" or "Baa") or S&P ("AAA", "AA", "A" or "BBB") or are unrated securities that are judged by HIMCO to be of comparable quality to securities rated within these four highest categories. The fund will maintain an average credit quality of at least "A3" by Moody's. The fund tends to have an average duration within a range of between 1-1/2 to 3-1/2 years. In addition to U.S. dollar denominated corporate issues, the fund may also invest in commercial mortgage-backed securities, asset-backed securities, mortgage-related securities and securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Cash securities in which the fund may invest include commercial paper and repurchase agreements.

The fund may invest up to 25% of its total assets in securities of foreign issuers.

HIMCO uses what is sometimes referred to as a top-down analysis to determine which sectors or industries may benefit from current and future changes in the economy. HIMCO then selects individual securities from selected sectors and industries that, from a yield perspective, appear to be attractive. For individual securities, HIMCO assesses such factors as a company's business environment, balance sheet, income statement, anticipated earnings and management team, and security structure.

The annual portfolio turnover rate is expected to be greater than 100%.
________________________________________________________________________________

Main Risks. The major factors affecting this fund's performance are interest rate risk and credit risk. When interest rates rise, bond prices fall; generally, the longer a bond's maturity, the more sensitive it is to this risk. You could lose money as a result of your investment.

Credit risk refers to the risk that a security's credit rating could be downgraded, which could affect the value and, potentially, the likelihood of repayment of the fund's securities.

The fund is subject to income risk, which is the potential for a decline in the fund's income due to falling interest rates.

The fund is subject to the possibility that, under certain circumstances, especially during periods of falling interest rates, a bond issuer will "call" -- or repay -- its bonds before their maturity date. The fund may then be forced to invest the unanticipated proceeds at lower interest rates, resulting in a decline in the fund's income.

Because the fund may invest significantly in mortgage-related and asset-backed securities, it is subject to prepayment risk and extension risk. Similar to call risk, prepayment risk is the risk that falling interest rates could cause faster than expected prepayments of the mortgages and loans underlying the fund's mortgage-related and asset-backed securities. These prepayments pass through to the fund, which must reinvest them at a time when interest rates on new mortgage-related and asset-backed investments are falling, reducing the fund's income. Extension risk is the risk that rising interest rates could cause mortgage and loan prepayments to slow, which could increase the interest rate sensitivity of the fund's mortgage-related and asset-backed securities.

Any U.S. government or other guarantees on portfolio securities do not apply to the market value or current yield of the portfolio's securities or to the value of the fund's shares.

________________________________________________________________________________

PAST PERFORMANCE. Because the fund has been in operation for less than one full calendar year, no performance history has been provided.

YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

                                                                              Class A       Class B     Class C
       Shareholder Fees
          (fees paid directly from your investment)
          Maximum sales charge as a percentage of offering                      4.50%        5.00%       2.00%
           price (load)
          Maximum load imposed on purchases as a percentage of
          offering price                                                        4.50%        None        1.00%
          Maximum deferred sales charge (load) (as a percentage of
          redemption proceeds)                                                  None(1)      5.00%       1.00%
          Exchange fees                                                         None         None        None
       Annual operating expenses
          (expenses that are deducted from the fund's assets)
          Management fees                                                       0.55%        0.55%       0.55%
          Distribution and service (12b-1) fees                                 0.30%(2)     1.00%       1.00%
          Other expenses(3)                                                     0.40%        0.43%       0.33%
          Total annual operating expenses(4)                                    1.25%        1.98%       1.88%



(1) A contingent deferred sales charge of 1.00% may apply on certain redemptions of Class A shares that were purchased without a front-end sales charge.

(2) The Rule 12b-1 plan applicable to Class A shares of the fund provides for payment of a Rule 12b-1 fee of up to 0.35%; however, the board of the fund has currently authorized Rule 12b-1 payments of only up to 0.30%.

(3)      Estimated.

(4) HIFSCO has voluntarily agreed to limit the total operating expenses of the Class A, Class B and Class C shares of the fund, exclusive of taxes, interest, brokerage commissions and extraordinary expenses, to 0.95%, 1.65% and 1.65%, respectively. This policy may be discontinued at any time.

EXAMPLE. These examples are intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in the fund for the time periods indicated. The examples also assume that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

You would pay the following expenses if you redeemed your shares at the end of each period:

       Expenses (with redemption)        Class A      Class B      Class C
         Year 1                        $    572     $    701     $    389
         Year 3                        $    829     $    921     $    685

You would pay the following expenses if you did not redeem your shares:

       Expenses (without redemption)     Class A      Class B      Class C
         Year 1                        $    572     $    201     $    289
         Year 3                        $    829     $    621     $    685

THE HARTFORD INFLATION PLUS FUND


INVESTMENT GOAL. The Hartford Inflation Plus Fund seeks a total return that exceeds the rate of inflation over an economic cycle.

INVESTMENT STRATEGY. The fund pursues its objective by investing, under normal circumstances, at least 65% of its net assets in inflation-protected debt securities of all types. The fund will invest primarily in U.S. dollar-denominated inflation-protected debt securities issued by the U.S. Treasury, but may also invest in inflation-protected debt securities issued by U.S. Government agencies and instrumentalities other than the U.S. Treasury and by other entities such as corporations and foreign governments. Inflation-protected debt securities are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-protected debt securities will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to the smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-protected debt securities. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The fund invests, under normal circumstances, at least 80% of its net assets in securities of "investment grade" quality. This means securities that are rated at the time of purchase within the four highest categories assigned by Moody's ("Aaa", "Aa", "A" or "Baa"), S&P ("AAA", "AA", "A" or "BBB") or are unrated securities that are judged by HIMCO to be of comparable quality to securities rated within these four highest categories. The fund may invest up to 20% of its net assets in non-investment grade debt securities (securities rated "Ba" or lower by Moody's or "BB" or lower by S&P, or securities which, if unrated, are determined by HIMCO to be of comparable quality). Debt securities rated below investment grade are commonly referred to as "junk bonds".

The fund will opportunistically invest up to 35% of its net assets in other sectors, including, but not limited to, nominal treasury securities, corporate bonds, asset-backed securities, mortgage-related securities and commercial mortgage-backed securities. The fund may invest up to 40% of its net assets in securities of foreign issuers and non-dollar securities, including inflation-protected securities of foreign issuers. The fund may invest up to 10% of its net assets in illiquid securities. The fund may also utilize securities lending arrangements and reverse repurchase transactions. The fund may utilize derivatives to manage portfolio risk and to replicate securities the fund could buy but that are not currently available in the market.

HIMCO uses a top-down analysis to determine which sectors may benefit from current and future changes in the economy and inflation. HIMCO then selects the sectors which provide the most attractive real yield opportunities. Once the sectors have been identified, HIMCO will select issues by assessing such factors as security structure, break even inflation rates, a company's business environment, balance sheet, income statement, anticipated earnings and management team.

The annual portfolio turnover rate is expected to be greater than 100%.

________________________________________________________________________________

MAIN RISKS. The major factors affecting this fund's performance are interest rate risk and credit risk. When interest rates rise, bond prices fall; generally, the longer a bond's maturity, the more sensitive it is to this risk. You could lose money as a result of your investment.

Credit risk refers to the risk that a security's credit rating could be downgraded, which could affect the value and, potentially, the likelihood of repayment of the fund's securities.

The fund is subject to income risk, which is the potential for a decline in the fund's income due to falling interest rates.

The fund is subject to the possibility that, under certain circumstances, especially during periods of falling interest rates, a bond issuer will "call" -- or repay -- its bonds before their maturity date. The fund may then be forced to invest the unanticipated proceeds at lower interest rates, resulting in a decline in the fund's income.

Inflation-protected debt securities have a tendency to react to changes in real interest rates. Real interest rates represent nominal (stated) interest rates lowered by the anticipated effect of inflation. In general, the price of an inflation-protected debt security can decrease when real interest rates increase, and can increase when real interest rates decrease. Interest payments on inflation-protected debt securities will fluctuate as the principal and/or interest is adjusted for inflation and can be unpredictable. Any increase in the principal amount of an inflation-protected debt security will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Because the fund may invest in mortgage-related and asset-backed securities, it is subject to prepayment risk and extension risk. Similar to call risk, prepayment risk is the risk that falling interest rates could cause faster than expected prepayments of the mortgages and loans underlying the fund's mortgage-related and asset-backed securities. These prepayments pass through to the fund, which must reinvest them at a time when interest rates on new mortgage-related and asset-backed investments are falling, reducing the fund's income. Extension risk is the risk that rising interest rates could cause mortgage and loan prepayments to slow, which could increase the interest rate sensitivity of the fund's mortgage-related and asset-backed securities.

Because the fund may engage in securities lending arrangements, the fund is subject to the risk that delays or losses could result if a borrower of portfolio securities becomes bankrupt or defaults on its obligation to return the loaned securities.

Reverse repurchase agreements carry the risk that the market value of the securities which the fund is obligated to repurchase may decline below the repurchase price.

Any U.S. government or other guarantees on portfolio securities do not apply to the market value or current yield of the portfolio's securities or to the value of the fund's shares.

The fund is considered non-diversified and can invest a greater portion of assets in securities of individual issuers than a diversified fund. As a result, changes in the market value of a single investment could cause greater fluctuations in share price than would occur in a more diversified fund.

________________________________________________________________________________

PAST PERFORMANCE. Because the fund has been in operation for less than one full calendar year, no performance history has been provided.

YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

                                                                            Class A          Class B        Class C
       Shareholder Fees
          (fees paid directly from your investment)
          Maximum sales charge as a percentage of offering price
          (load)                                                             4.50%             5.00%        2.00%
          Maximum load imposed on purchases as a percentage of
          offering price                                                     4.50%             None         1.00%
          Maximum deferred sales charge (load) (as a percentage of
          redemption proceeds)                                               None(1)           5.00%        1.00%
          Exchange fees                                                      None              None         None
       Annual operating expenses
          (expenses that are deducted from the fund's assets)
          Management fees                                                    0.60%             0.60%        0.60%
          Distribution and service (12b-1) fees                              0.30%(2)          1.00%        1.00%
          Other expenses(3)                                                  0.40%             0.43%        0.33%
          Total annual operating expenses(4)                                 1.30%             2.03%        1.93%



(1) A contingent deferred sales charge of 1.00% may apply on certain redemptions of Class A shares that were purchased without a front-end sales charge.

(2) The Rule 12b-1 plan applicable to Class A shares of the fund provides for payment of a Rule 12b-1 fee of up to 0.35%; however, the board of the fund has currently authorized Rule 12b-1 payments of only up to 0.30%.

(3)      Estimated.

(4) HIFSCO has voluntarily agreed to limit the total operating expenses of the Class A, Class B and Class C shares of the fund, exclusive of taxes, interest, brokerage commissions and extraordinary expenses, to 1.00%, 1.70% and 1.70%, respectively. This policy may be discontinued at any time.

EXAMPLE. These examples are intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in the fund for the time periods indicated. The examples also assume that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

You would pay the following expenses if you redeemed your shares at the end of each period:

       Expenses (with redemption)      Class A       Class B        Class C
         Year 1                      $    576      $    706       $    394
         Year 3                      $    844      $    937       $    700

You would pay the following expenses if you did not redeem your shares:

       Expenses (without redemption)    Class A       Class B        Class C
         Year 1                      $    576      $    206       $    294
         Year 3                      $    844      $    637       $    700

THE HARTFORD TAX-FREE CALIFORNIA FUND


This fund is intended for California residents only. Please consult with your financial representative or tax adviser before investing in this fund.

INVESTMENT GOAL. The Hartford Tax-Free California Fund seeks to provide current income exempt from both federal and California income tax.

INVESTMENT STRATEGY. The fund pursues its objective by investing primarily in securities that pay interest that is exempt from federal and California state income tax. The fund invests at least 80% of its assets in securities that generate interest that is not includable in federal gross income or in taxable net income of individuals, estates and trusts for California income tax purposes and is not an item of tax preference for purposes of the federal or State of California alternative minimum tax.

The fund primarily invests in tax-exempt obligations issued by the State of California, its agencies, instrumentalities and political subdivisions. At least 80% of the tax-exempt obligations purchased by the fund will be of "investment grade" quality. This means that they will be rated at the time of purchase within the four highest categories assigned by Moody's ("Aaa", "Aa", "A" or "Baa"), by S&P ("AAA", "AA", "A" or "BBB") or by Fitch, Inc. ("AAA", "AA", "A" or "BBB"), or will be unrated securities which are judged by HIMCO to be of comparable quality to securities rated within these four highest categories. The fund may invest up to 20% of its total assets in non-investment grade debt securities (securities rated "Ba" or lower by Moody's, "BB" or lower by S&P or "BB" by Fitch, or securities which, if unrated, are determined by HIMCO to be of comparable quality). Debt securities rated below investment grade are commonly referred to as "junk bonds". The fund may invest up to 20% of its net assets in securities with income subject to income tax, including the Alternative Minimum Tax. In addition, the fund may invest up to 15% of its net assets in illiquid securities. Although the fund does not have a maximum maturity term restriction, the fund tends to have an average maturity of between 5 and 30 years.

The overall investment approach of HIMCO emphasizes security selection and maturity management and seeks a portfolio which is diversified by sector. Individual securities should possess appropriate credit quality and liquidity characteristics within the context of the overall portfolio. Securities should possess a combination of coupon rate, original issue discount and call protection which will maximize current income.

The annual portfolio turnover rate is expected to be greater than 100%.
________________________________________________________________________________

MAIN RISKS. The major factors affecting this fund's performance are interest rate risk and credit risk. When interest rates rise, bond prices fall; generally, the longer a bond's maturity, the more sensitive it is to this risk. You could lose money as a result of your investment.

Credit risk refers to the risk that a security's credit rating could be downgraded, which could affect the value and, potentially, the likelihood of repayment of the fund's securities. This risk is greater with junk bonds.

The fund is subject to income risk, which is the potential for a decline in the fund's income due to falling interest rates.

The fund is subject to the possibility that, under certain circumstances, especially during periods of falling interest rates, a bond issuer will "call" -- or repay -- its bonds before their maturity date. The fund may then be forced to invest the unanticipated proceeds at lower interest rates, resulting in a decline in the fund's income.

Because the fund invests primarily in municipal securities issued by the State of California and its political subdivisions, the fund will be particularly affected by political and economic conditions and developments in that state. See the Statement of Additional Information ("SAI") for details. The value of the obligations owned by the fund also may be adversely affected by future changes in federal or state income tax laws, including tax rate reductions or the imposition of a flat tax.

The fund is considered non-diversified and can invest a greater portion of assets in securities of individual issuers than a diversified fund. As a result, changes in the market value of a single investment could cause greater fluctuations in share price than would occur in a more diversified fund.

________________________________________________________________________________

PAST PERFORMANCE. Because the fund has been in operation for less than one full calendar year, no performance history has been provided.

YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

                                                                              Class A        Class B         Class C
       Shareholder Fees
          (fees paid directly from your investment)
          Maximum sales charge as a percentage of offering                    4.50%           5.00%           2.00%
          price (load)
          Maximum load imposed on purchases as a percentage of
          offering price                                                      4.50%           None            1.00%
          Maximum deferred sales charge (load) (as a percentage of
          redemption proceeds)                                                None(1)         5.00%           1.00%
          Exchange fees                                                       None            None            None
       Annual operating expenses
          (expenses that are deducted from the fund's assets)
          Management fees                                                     0.55%           0.55%           0.55%
          Distribution and service (12b-1) fees                               0.30%(2)        1.00%           1.00%
          Other expenses(3)                                                   0.36%           0.39%           0.29%
          Total annual operating expenses(4)                                  1.21%           1.94%           1.84%



(1) A contingent deferred sales charge of 1.00% may apply on certain redemptions of Class A shares that were purchased without a front-end sales charge.

(2) The Rule 12b-1 plan applicable to Class A shares of the fund provides for payment of a Rule 12b-1 fee of up to 0.35%; however, the board of the fund has currently authorized Rule 12b-1 payments of only up to 0.30%.

(3)      Estimated.

(4) HIFSCO has voluntarily agreed to limit the total operating expenses of the Class A, Class B and Class C shares of the fund, exclusive of taxes, interest, brokerage commissions and extraordinary expenses, to 0.95%, 1.65% and 1.65%. This policy may be discontinued at any time.

EXAMPLE. These examples are intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in the fund for the time periods indicated. The examples also assume that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

You would pay the following expenses if you redeemed your shares at the end of each period:

       Expenses (with redemption)         Class A       Class B        Class C
         Year 1                         $    568      $    697       $    385
         Year 3                         $    817      $    909       $    673

You would pay the following expenses if you did not redeem your shares:

       Expenses (without redemption)      Class A       Class B        Class C
         Year 1                         $    568      $    197       $    285
         Year 3                         $    817      $    609       $    673

THE HARTFORD TAX-FREE NEW YORK FUND


This fund is intended for New York residents only. Please consult with your financial representative or tax adviser before investing in this fund.

INVESTMENT GOAL. The Hartford Tax-Free New York Fund seeks to provide current income exempt from federal, New York State and New York City income tax.

INVESTMENT STRATEGY. The fund pursues its objective by investing primarily in securities that pay interest that is exempt from federal, New York State and New York City income tax. The fund invests at least 80% of its assets in securities that generate interest that is not includable in federal gross income or in taxable net income of individuals, estates and trusts for New York State and New York City income tax purposes and is not an item of tax preference for purposes of the federal or State of New York alternative minimum tax.

The fund primarily invests in tax-exempt obligations issued by the State of New York, its agencies, instrumentalities and political subdivisions. At least 80% of the tax-exempt obligations purchased by the fund will be of "investment grade" quality. This means that they will be rated at the time of purchase within the four highest categories assigned by Moody's ("Aaa", "Aa", "A" or "Baa"), by S&P ("AAA", "AA", "A" or "BBB") or by Fitch, Inc. ("AAA", "AA", "A" or "BBB"), or will be unrated securities which are judged by HIMCO to be of comparable quality to securities rated within these four highest categories. The fund may invest up to 20% of its total assets in non-investment grade debt securities (securities rated "Ba" or lower by Moody's, "BB" or lower by S&P or "BB" by Fitch, or securities which, if unrated, are determined by HIMCO to be of comparable quality). Debt securities rated below investment grade are commonly referred to as "junk bonds". The fund may invest up to 20% of its net assets in securities with income subject to income tax, including the Alternative Minimum Tax. In addition, the fund may invest up to 15% of its net assets in illiquid securities. Although the fund does not have a maximum maturity term restriction, the fund tends to have an average maturity of between 10 and 30 years.

The overall investment approach of HIMCO emphasizes security selection and maturity management and seeks a portfolio which is diversified by sector. Individual securities should possess appropriate credit quality and liquidity characteristics within the context of the overall portfolio. Securities should possess a combination of coupon rate, original issue discount and call protection which will maximize current income.

The annual portfolio turnover rate is expected to be greater than 100%.

________________________________________________________________________________

MAIN RISKS. The major factors affecting this fund's performance are interest rate risk and credit risk. When interest rates rise, bond prices fall; generally, the longer a bond's maturity, the more sensitive it is to this risk. You could lose money as a result of your investment.

Credit risk refers to the risk that a security's credit rating could be downgraded, which could affect the value and, potentially, the likelihood of repayment of the fund's securities. This risk is greater with junk bonds.

The fund is subject to income risk, which is the potential for a decline in the fund's income due to falling interest rates.

The fund is subject to the possibility that, under certain circumstances, especially during periods of falling interest rates, a bond issuer will "call" -- or repay -- its bonds before their maturity date. The fund may then be forced to invest the unanticipated proceeds at lower interest rates, resulting in a decline in the fund's income.

Because the fund invests primarily in municipal securities issued by the State of New York and its political subdivisions, the fund will be particularly affected by political and economic conditions and developments in that state. See the SAI for details. The value of the obligations owned by the fund also may be adversely affected by future changes in federal or New York State or New York City income tax laws, including tax rate reductions or the imposition of a flat tax.

The fund's ability to achieve its goal depends upon the ability of the issuers of New York municipal securities to repay their debt. A downturn in the financial industry could bring on a fiscal crisis in New York City, which has experienced such a crisis before. The risk of a downturn in the U.S. economy, particularly in New York City and New York State, has been heightened by the terrorist attack on the World Trade Center on September 11, 2001. It is likely that New York City and New York State will suffer financial difficulties resulting from the attack, and such difficulties could adversely affect the ability of New York municipal issuers to make prompt payment of principal and interest, and/or result in a default or credit rating downgrade. As a result, this fund may be more volatile than a more geographically diversified municipal fund.

The fund is considered non-diversified and can invest a greater portion of assets in securities of individual issuers than a diversified fund. As a result, changes in the market value of a single investment could cause greater fluctuations in share price than would occur in a more diversified fund.

________________________________________________________________________________

PAST PERFORMANCE. Because the fund has been in operation for less than one full calendar year no performance history has been provided.

YOUR EXPENSES. This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

                                                                              Class A         Class B        Class C
       Shareholder Fees
          (fees paid directly from your investment)
          Maximum sales charge as a percentage of offering                    4.50%            5.00%          2.00%
          price (load)
          Maximum load imposed on purchases as a percentage of
          offering price                                                      4.50%            None           1.00%
          Maximum deferred sales charge (load) (as a percentage of
          redemption proceeds)                                                None(1)          5.00%          1.00%
          Exchange fees                                                       None             None           None
       Annual operating expenses
          (expenses that are deducted from the fund's assets)
          Management fees                                                     0.55%            0.55%          0.55%
          Distribution and service (12b-1) fees                               0.30%(2)         1.00%          1.00%
          Other expenses(3)                                                   0.36%            0.39%          0.29%
          Total annual operating expenses(4)                                  1.21%            1.94%          1.84%


(1) A contingent deferred sales charge of 1.00% may apply on certain redemptions of Class A shares that were purchased without a front-end sales charge.

(2) The Rule 12b-1 plan applicable to Class A shares of the fund provides for payment of a Rule 12b-1 fee of up to 0.35%; however, the board of the fund has currently authorized Rule 12b-1 payments of only up to 0.30%.

(3)      Estimated.

(4) HIFSCO has voluntarily agreed to limit the total operating expenses of the Class A, Class B and Class C shares of the fund, exclusive of taxes, interest, brokerage commissions and extraordinary expenses, to 0.95%, 1.65% and 1.65%, respectively. This policy may be discontinued at any time.

EXAMPLE. These examples are intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in the fund for the time periods indicated. The examples also assume that your investment has a 5% return each year, that the fund's operating expenses remain the same and that you reinvest all dividends and distributions. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

You would pay the following expenses if you redeemed your shares at the end of each period:

       Expenses (with redemption)       Class A       Class B       Class C
         Year 1                       $    568      $    697      $    385
         Year 3                       $    817      $    909      $    673

You would pay the following expenses if you did not redeem your shares:

       Expenses (without redemption)    Class A       Class B       Class C
         Year 1                       $    568      $    197      $    285
         Year 3                       $    817      $    609      $    673

INVESTMENT STRATEGIES AND INVESTMENT MATTERS

Investment Risks Generally

There is no assurance that a fund will achieve its investment goal (investment objective), and investors should not consider any one fund alone to be a complete investment program. As with all mutual funds, there is a risk that an investor could lose money by investing in a fund.

The different types of securities, investments, and investment techniques used by each fund all have attendant risks of varying degrees. For example, with respect to debt securities, there exists, among other risks, the risk that the issuer of a security may not be able to meet its obligations on interest or principal payments at the time required by the instrument (credit risk, a type of financial risk). In addition, the value of debt instruments and other income-bearing securities generally rises and falls inversely with prevailing current interest rates (interest rate risk, a type of market risk). As described below, an investment in certain of the funds entails special additional risks as a result of their ability to invest a portion of their assets in foreign investments.

Use of Money Market Investments  for Temporary Defensive Purposes

From time to time, as part of its principal investment strategy, each fund may invest some or all of its assets in high quality money market securities for temporary defensive purposes in response to adverse market, economic or political conditions. To the extent a fund is in a defensive position, the fund may lose the benefit of upswings and limit its ability to meet its investment objective. For Tax-Free California Fund and Tax-Free New York Fund, being in a defensive position could result in a portion of the funds' regular income distribution being taxable.

Use of Options, Futures and  Other Derivatives

Although not a principal investment strategy, except with respect to the Income Fund and Inflation Plus Fund for which utilization of derivatives is a principal investment strategy as set forth in the Investment Strategy section for each fund, each fund may purchase and sell options, enter into futures contracts or utilize other derivative strategies, contracts and securities (including entering into over-the-counter derivative transactions) with respect to stocks, bonds, groups of securities (such as financial indices), foreign currencies or interest rates. These techniques permit a fund to gain exposure to a particular security, group of securities, interest rate or index, and thereby have the potential for a fund to earn returns that are similar to those which would be earned by direct investments in those securities or instruments.

These techniques are also used to manage risk by hedging a fund's portfolio investments. Hedging techniques may not always be available to the funds, and it may not always be feasible for a fund to use hedging techniques even when they are available.

Derivatives have risks, however. If the issuer of the derivative instrument does not pay the amount due, a fund could lose money on the instrument. In addition, the underlying security or investment on which the derivative is based, and the derivative itself, may not perform the way the manager expected. As a result, the use of these techniques may result in losses to a fund or increase volatility in a fund's performance.

Foreign Investments

Income Fund and Inflation Plus Fund may invest in securities of foreign issuers and non-dollar securities. Short Maturity Fund may invest in securities of foreign issuers.

Investments in the securities of foreign issuers or investments in non-dollar securities involve significant risks that are not typically associated with investing in U.S. dollar-denominated securities or securities of domestic issuers. Such investments may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and in exchange control regulations. Some foreign stock markets (and other securities markets) may have substantially less volume than, for example, the New York Stock Exchange (or other domestic markets) and securities of some foreign issuers may be less liquid than securities of comparable domestic issuers. Commissions and dealer mark-ups on transactions in foreign investments may be higher than for similar transactions in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, on certain occasions, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to execute such transactions. The inability of a fund to make intended investments due to settlement problems could cause it to miss attractive investment opportunities. Inability to dispose of portfolio securities or other investments due to settlement problems could result either in losses to the fund due to subsequent declines in value of the portfolio investment or, if the fund has entered into a contract to sell the investment, could result in possible liability to the purchaser.

Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies, and there may be less publicly available information about a foreign issuer than about a domestic one. In addition, there is generally less government regulation of stock exchanges, brokers, and listed and unlisted issuers in foreign countries than in the United States. Furthermore, with respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, imposition of withholding taxes on dividend or interest payments, limitations on the removal of cash or other assets of a fund, or political or social instability or diplomatic developments which could affect investments in those countries. Individual foreign economies also may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

Foreign Investments and Emerging Markets

Income Fund may invest in emerging markets but not as a principal investment strategy.

The securities markets of Asian, Latin American, Eastern European, African and other emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. Further, investment in equity securities of issuers located in Russia and certain other emerging countries involves risk of loss resulting from problems in share registration and custody and substantial economic and political disruptions. These risks are not normally associated with investments in more developed countries.

About Each Fund's Investment Goal

Each fund's investment goal (or objective) may be changed without approval of the shareholders of the fund. A fund may not be able to achieve its goal.

Consequences of Portfolio Trading Practices

Each fund is expected to have relatively high portfolio turnover. Short-term trading could produce higher brokerage expenses for a fund and higher taxable distributions to the fund's shareholders. The funds are not managed to achieve a particular tax result for shareholders. Shareholders should consult their own tax adviser for individual tax advice.

Terms Used in This Prospectus

Foreign Issuers: Foreign issuers include (1) companies organized outside the United States; (2) foreign governments and agencies or instrumentalities of foreign governments; and (3) issuers whose economic fortunes and risks are primarily linked with markets outside the United States. Certain companies organized outside the United States may not be deemed to be foreign issuers if the issuer's economic fortunes and risks are primarily linked with U.S. markets.

Non-Dollar Securities: Securities denominated or quoted in foreign currency or paying income in foreign currency.

Tax-Free California Fund and Tax-Free New York Fund each has a name which suggests a focus on a particular type of investment. In accordance with Rule 35d-1 under the Investment Company Act of 1940 (the "1940 Act"), each of these funds has adopted a policy that it will, under normal circumstances, invest at least 80% of its assets in investments of the type suggested by its name. For this policy, "assets" means net assets plus the amount of any borrowings for investment purposes. In addition, in appropriate circumstances, synthetic investments may be included in the 80% basket if they have economic characteristics similar to the other investments included in the basket. A fund's policy to invest at least 80% of its assets in such a manner is a "fundamental" one for each of Tax-Free California Fund and Tax-Free New York Fund, which means that it may not be changed without the vote of a majority of the fund's outstanding shares as defined in the 1940 Act.

Additional Investment Strategies and Risks

Each fund may invest in various securities and engage in various investment techniques which are not the principal focus of the fund and therefore are not described in this prospectus. These securities and techniques, together with their risks, are discussed in the funds' combined SAI which may be obtained free of charge by contacting the applicable fund (see back cover for address and phone number).

MANAGEMENT OF THE FUNDS


The Investment Manager

Hartford Investment Financial Services, LLC is the investment manager to each fund. HIFSCO is a wholly-owned indirect subsidiary of The Hartford Financial Services Group, Inc. ("The Hartford"), a Connecticut financial services company with over $179.6 billion in assets as of June 30, 2002. At the same time, HIFSCO had over $15.1 billion in assets under management. HIFSCO is responsible for the management of each fund and supervises the activities of the investment sub-adviser described below. HIFSCO is principally located at 200 Hopmeadow Street, Simsbury, Connecticut 06070.

The Investment Sub-Adviser

The Hartford Investment Management Company ("HIMCO(R)") is the investment sub-adviser to each fund. HIMCO is a professional money management firm that provides services to investment companies, employee benefit plans and insurance companies. HIMCO is a wholly-owned subsidiary of The Hartford. As of June 30, 2002 HIMCO and its wholly-owned subsidiary had investment management authority over approximately $80.5 billion in assets. HIMCO is principally located at 55 Farmington Avenue, Hartford, Connecticut 06105.

Management Fees

Each fund pays a monthly management fee to HIFSCO based on a stated percentage of the fund's average daily net asset value as follows:

Income Fund and Inflation Plus Fund

                                Net Asset Value                 Annual Rate
                                ---------------                 -----------
                                First $500,000,000                  0.60%
                                Over $500,000,000                   0.55%

Short Maturity Fund, Tax-Free California Fund and Tax-Free New York Fund

                                Net Asset Value                 Annual Rate
                                ---------------                 -----------
                                First $500,000,000                  0.55%
                                Over $500,000,000                   0.50%

Because  each  Fund  did  not  commence   operations  until  November  1,  2002,
information is not available regarding fees paid by the funds to HIFSCO.

Portfolio Managers of the Funds

The following persons or teams have had primary responsibility for the day-to-day management of each indicated fund's portfolio since its commencement of operations on November 1, 2002.

Income Fund The fund is co-managed by Christine Mozonski and William H. Davison.

Christine Mozonski, Vice President of HIMCO, has served as co-portfolio manager of the fund since its inception on November 1, 2002. Ms. Mozonski joined HIMCO in June 1992 and has been an investment professional since that time.

William H. Davison, Jr., Managing Director of HIMCO, has served as co-portfolio manager of the fund since its inception on November 1, 2002. Mr. Davison joined HIMCO in 1990 and has been an investment professional since 1981.

Short Maturity Fund The fund is managed by James P. Connolly, with Robert Crusha as assistant portfolio manager.

James P. Connolly, Vice President of HIMCO, has served as portfolio manager of the fund since its inception on November 1, 2002. Mr. Connolly joined HIMCO in 1993 and has been an investment professional since that time.

Robert Crusha, Vice President of HIMCO, has served as assistant portfolio manager of the fund since its inception on November 1, 2002. Mr. Crusha joined HIMCO in 1993 and has been an investment professional since 1995.

Inflation Plus Fund The fund is co-managed by James P. Connolly and William H. Davison.

James P. Connolly, Vice President of HIMCO, has served as portfolio manager of the fund since its inception on November 1, 2002. Mr. Connolly joined HIMCO in 1993 and has been an investment professional since that time.

William H. Davison, Jr., Managing Director of HIMCO, has served as co-portfolio manager of the fund since its inception on November 1, 2002. Mr. Davison joined HIMCO in 1990 and has been an investment professional since 1981.

Tax-Free California Fund The fund is managed by Charles Grande, with Patrick Hennigan as assistant portfolio manager.

Charles Grande has served as portfolio manager of the fund since its inception on November 1, 2002. Mr. Grande, Vice President of HIMCO, joined HIMCO in June 1995. Prior to joining HIMCO, he was Assistant Vice President responsible for municipal credit analysis at MBIA and a senior analyst and Deputy Group Head at Credit Suisse Financial Products Co.

Patrick Hennigan, Assistant Portfolio Analyst of HIMCO, has served as assistant portfolio manager of the fund since its inception on November 1, 2002. Mr. Hennigan joined HIMCO in 1993 and has been an investment professional since 1996.

Tax-Free New York Fund The fund is managed by Charles Grande, with Patrick Hennigan as assistant portfolio manager.

Charles Grande has been served as portfolio manager of the fund since its inception on November 1, 2002. Mr. Grande, Vice President of HIMCO, joined HIMCO in June 1995. Prior to joining HIMCO, he was Assistant Vice President responsible for municipal credit analysis at MBIA and a senior analyst and Deputy Group Head at Credit Suisse Financial Products Co.

Patrick Hennigan, Assistant Portfolio Analyst of HIMCO, has served as assistant portfolio manager of the fund since its inception on November 1, 2002. Mr. Hennigan joined HIMCO in 1993 and has been an investment professional since 1996.

ABOUT YOUR ACCOUNT


Choosing a Share Class

Each share class has its own cost structure, allowing you to choose the one that best meets your needs. Your financial representative can help you decide. For actual past expenses of each share class, see the fund-by-fund information earlier in this prospectus.

Each class has adopted a Rule 12b-1 plan which allows the class to pay distribution fees for the sale and distribution of its shares and for providing services to shareholders. Because these fees are paid out of a fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Generally, it is more advantageous for an investor that is considering an investment in Class B shares of more than $500,000 or an investment in Class C shares of more than $1,000,000 to invest in Class A shares instead.

Class A

- Front-end sales charges, as described under the subheading "How Sales Charges are Calculated".

-  Distribution and service (12b-1) fees of 0.30%.

Class B

-  No front-end sales charge; all your money goes to work for you right away.

-  Distribution and service (12b-1) fees of 1.00%.

-  A deferred sales charge, as described on the following page.

- Automatic conversion to Class A shares after eight years, thus reducing future annual expenses.

Class C

-  1% front-end sales charge.

-  Distribution and service (12b-1) fees of 1.00%.

- A 1.00% contingent deferred sales charge on shares sold within one year of purchase.

- No automatic conversion to Class A shares, so annual expenses continue at the Class C level throughout the life of your investment.

How Sales Charges are Calculated

Class A sales charges and commissions paid to dealers for the funds are listed below. The offering price includes the front end sales load.

                                                                                      Dealer
                                               As a % of        As a %                Commission as
                  Your Investment              Offering         of Net                Percentage of
                                               Price            Investment            Offering Price

                  Less than $50,000               4.50%            4.71%                   3.75%
                  $ 50,000-- $ 99,999             4.00%            4.17%                   3.50%
                  $100,000-- $249,999             3.50%            3.63%                   3.00%
                  $250,000-- $499,999             2.50%            2.56%                   2.00%
                  $500,000-- $999,999             2.00%            2.04%                   1.75%
                  $1 million or more(1)              0%               0%                      0%



(1) Investments of $1 million or more in Class A shares may be made with no front-end sales charge. However, there is a contingent deferred sales charge (CDSC) of 1% on any shares sold within 18 months of purchase. For purposes of this CDSC, all purchases made during a calendar month are counted as having been made on the first day of that month. The
         CDSC is based on the lesser of the original purchase cost or the current market value of the shares being sold and is not charged on shares you acquired by reinvesting your dividends and distributions. To keep your CDSC as low as possible, each time you place a request to sell shares we will first sell any shares in your account that are not subject to a CDSC.

The distributor may pay up to the entire amount of the sales commission to particular broker-dealers. The distributor may pay dealers of record commissions on purchases over $1 million an amount of up to 1.00% of the first $4 million, plus 0.50% of the next $6 million, plus 0.25% of share purchases over $10 million. This commission schedule may also apply to certain sales of Class A shares made to investors which qualify under any of the last three categories listed under "Waivers for Certain Investors".

Class B shares are offered at their net asset value per share, without any initial sales charge. However, you may be charged a contingent deferred sales charge (CDSC) on shares you sell within a certain time after you bought them, as described in the tables below. There is no CDSC on shares acquired through reinvestment of dividends and capital gains distributions. The CDSC is based on the original purchase cost or the current market value of the shares being sold, whichever is less. The CDSCs are as follows:

                         Years after
                         Purchase              CDSC
                         --------------------- ------------
                         1st year               5.00%
                         2nd year               4.00%
                         3rd year               3.00%
                         4th year               3.00%
                         5th year               2.00%
                         6th year               1.00%

Class C sales charges for all funds, regardless of the amount that is being purchased, are as follows:

                             Front-End Sales Charge
                                                             Dealer
                                                             Commission
                         As a % of           As a % of       as Percentage
                         Offering            Net             of Offering
                         Price               Investment      Price
                         -----               ----------      -----

                         1.00%               1.01%           1.00%

                         Years after
                         Purchase              CDSC
                         -------------------- -------------
                         1st year             1.00%
                         After 1 year         None

For purposes of Class B and Class C CDSCs, all purchases made during a calendar month are counted as having been made on the first day of that month. To determine whether a CDSC applies the fund redeems shares in the following order:
(1) shares representing an increase over the original purchase cost, (2) shares acquired through reinvestment of dividends and capital gains distributions, (3) Class B shares held for over 6 years or Class C shares held over 1 year, and (4) Class B shares held the longest during the six-year period.

Although the funds do not charge a transaction fee, you may be charged a fee by brokers for the purchase or sale of the funds' shares through that broker. This transaction fee is separate from any sales charge that the funds may apply.

Sales Charge Reductions and Waivers

Reducing your Class A Sales Charges There are several ways you can combine multiple purchases of Class A shares of the funds to take advantage of the breakpoints in the sales charge schedule. The first three ways can be combined in any manner:

- Accumulation Privilege -- lets you add the value of any shares of the funds (including The Hartford Money Market Fund) you or members of your family already own to the amount of your next Class A investment for purposes of calculating the sales charge. In addition, if you are a natural person who owns certain annuities or variable life insurance products that are issued by entities associated with The Hartford, the current account value of your contract or policy will be included. The eligible annuity and life insurance products are discussed in the funds' SAI. Participants in retirement plans receive breakpoints at the plan level. You must notify your broker, and your broker must notify the funds, that you are eligible for this privilege each time you make a purchase.

- Letter of Intent -- lets you purchase Class A shares of a fund over a 13-month period and receive the same sales charge as if all shares had been purchased at once.

- Combination Privilege -- lets you combine Class A shares of multiple funds for purposes of calculating the sales charge.

CDSC Waivers As long as the transfer agent is notified at the time you sell, the CDSC for each share class will generally be waived in the following cases:

- to make Systematic Withdrawal Plan payments that are limited annually to no more than 12% of the value of the account at the time the plan is initiated,

-  because of shareholder death or disability,

-  because of the death or disability of the grantor of a living trust,

-  under  reorganization,   liquidation,   merger  or  acquisition  transactions
   involving other investment companies,

-  for retirement plans under the following circumstances:

   (1)to return excess contributions,

   (2)hardship withdrawals as defined in the plan,

   (3)under a Qualified Domestic Relations Order as defined in the Internal Revenue Code,

   (4)to meet minimum distribution requirements under the Internal Revenue Code,

   (5)to make "substantially equal payments" as described in Section 72(t) of the Internal Revenue Code, and

   (6)after separation from service.

Reinstatement Privilege If you sell shares of a fund, you may reinvest some or all of the proceeds in the same share class of any fund within 180 days without a sales charge, as long as the transfer agent is notified before you invest. If you paid a CDSC when you sold your shares, you will be credited with the amount of the CDSC. All accounts involved must have the same registration.

Waivers for Certain Investors Class A shares may be offered without front-end sales charges to the following individuals and institutions:

-  selling brokers and their employees and sales representatives,

- financial representatives utilizing fund shares in fee-based investment products under a signed agreement with the funds,

- present or former officers, directors and employees (and their families) of the funds, The Hartford, Wellington Management, the transfer agent, and their affiliates,

- individuals purchasing shares with the proceeds from shares redeemed from another fund complex within the last 60 days on which an initial or contingent deferred sales charge was paid (1% CDSC applies if redeemed within 18 months),

- individuals purchasing shares with the proceeds from an eligible rollover distribution from a Hartford Life Insurance Company variable annuity contract or funding agreement within a 457, 403(b) or governmental 401 plan,

- participants in certain retirement plans with at least 100 participants or $500,000 in plan assets,

- participants in retirement plans where Hartford Life Insurance Company or an affiliate is the plan administrator,

- one or more members of a group (including spouses and dependent children) of at least 100 persons engaged, or previously engaged in a common business, profession, civic or charitable endeavor or other activity (1% CDSC applies if redeemed within 18 months),

The 1% CDSCs indicated above also may be waived where the distributor does not compensate the broker for the sale.

Class C shares may be purchased without a front-end sales charge when purchased through a broker-dealer that has entered into an agreement with the distributor to waive this charge.

Additional Compensation to Brokers In addition to the commissions described above, the distributor pays additional compensation to dealers based on a number of factors described in the funds' SAI. This additional compensation is not paid by you.

Opening an Account

NOTE FOR RETIREMENT PLAN PARTICIPANTS AND INVESTORS WHOSE SHARES ARE HELD BY FINANCIAL REPRESENTATIVES: If you hold your shares through a retirement plan or if your shares are held with a financial representative you will need to make transactions through the retirement plan administrator or your financial representative. Some of the services and programs described in this prospectus may not be available or may differ in such circumstances. In addition, some of the funds offered in this prospectus may not be available in your retirement plan. You should check with your retirement plan administrator or financial representative for further details.

1  Read this prospectus carefully.

2 Determine how much you want to invest. The minimum initial investment for each fund is as follows:

   -  non-retirement accounts: $500

   -  retirement accounts: $250

   - Automatic Investment Plans: $25 to open; you must invest at least $25 a month

   -  subsequent investments: $25

    Minimum investment amounts may be waived for certain retirement accounts including IRAs and present or former officers, directors and employees and their families of The Hartford, Wellington Management and their affiliates.

3 Complete the appropriate parts of the account application including any privileges desired. By applying for privileges now, you can avoid the delay and inconvenience of having to file an additional application if you want to add privileges later. If you have questions and you hold the shares through a financial representative or retirement plan, please contact your financial representative or plan administrator. If you hold the shares directly with the fund, please call the transfer agent at the number shown below.

4 Make your initial investment selection. You, your financial representative or plan administrator can initiate any purchase, exchange or sale of shares.

        Address:                        Phone Number:
        The Hartford Mutual Funds       1-888-843-7824
        P.O. Box 64387
        St. Paul, MN 55164-0387         Or contact your financial representative
                                        or plan administrator for instructions
                                        and assistance.



Buying Shares
                      Opening an Account                                                  Adding to an account
By Check
[CHECK                o Make  out  a  check  for  the  investment   amount,               o Make  out  a  check  for  the
GRAPHIC]                payable to "The Hartford Mutual Funds"                              investment   amount, payable to
                      o Deliver the check and your completed  application                   "The Hartford Mutual Funds"
                        to your financial representative,  plan administrator             o Fill out  the  detachable
                        or mail to the address listed below.                                investment  slip  from  an account
                                                                                            statement.  If no slip is available,
                                                                                            include a note specifying the fund
                                                                                            name, your share class,  your
                                                                                            account  number and the name(s)
                                                                                            in which the account is registered.
                                                                                          o Deliver the check and your investment
                                                                                            slip or note to your financial
                                                                                            representative, plan administrator
                                                                                            or mail to the address listed below.

By Exchange
[ARROW                o  Call  your  financial  representative,  plan                     o  Call  your  financial representative,
GRAPHIC]                 administrator or the transfer agent at the number                   plan  administrator or the transfer
                         below to request an exchange.  The minimum exchange                 agent at the number below to request
                         amount is $500 per fund.                                            an exchange.  The minimum exchange
                                                                                             amount is $500 per fund.

By Wire
[COMPUTER             o Deliver   your   completed   application   to  your               o Instruct  your  bank to  wire  the
GRAPHIC]                financial   representative,   or  mail  it  to  the                 amount  of your investment to:
                        address below.                                                      U.S. Bank National Association
                      o Obtain  your   account   number  by  calling   your                 ABA #091000022, credit account no:
                        financial representative or the phone number below.                 1-702-2514-1341
                      o Instruct  your  bank to  wire  the  amount  of your                 The Hartford Mutual Funds Purchase
                        investment to:                                                      Account
                        U.S. Bank National Association                                      For further credit to: (your name)
                        ABA #091000022, credit account no:                                 Hartford Mutual Funds Account Number:
                        1-702-2514-1341                                                    (your account number)
                        The Hartford Mutual Funds Purchase Account                        Specify  the  fund  name,  your  share
                        For further credit to: (your name)                                class,   your account  number and the
                        Hartford Mutual Funds Account Number:                             name(s) in which the account is
                        (your account number)                                             registered.  Your  bank may  charge
                      Specify the fund name, your choice of share class, the new          a fee to wire funds.
                      account  number and the  name(s)  in which the  account is registered. Your bank may charge a fee to wire funds.

By Phone
[PHONE                o See "By Wire" and "By Exchange"                                   o Verify  that your bank or credit  union
GRAPHIC]                                                                                    is a member of the Automated Clearing
                                                                                            House (ACH) system.
                                                                                          o Complete the "Telephone Exchanges and
                                                                                            Telephone Redemption" and "Bank
                                                                                            Account or Credit Union Information"
                                                                                            sections on your account application.
                                                                                          o Call the transfer agent at the number
                                                                                            below to verify that these features
                                                                                            are in place on your account.
                                                                                          o Tell the transfer agent representative
                                                                                            the fund name, your share class,
                                                                                            your account number, the name(s)
                                                                                            in which the account is registered
                                                                                            and the amount of your investment.

To open or add to an account using the Automatic Investment Plan, see "Additional Investor Services".

    Address:                          Phone Number:
    The Hartford Mutual Funds         1-888-843-7824
    P.O. Box 64387
    St. Paul, MN 55164-0387           Or contact your financial representative
                                      or plan  administrator for instructions
                                      and assistance.

Selling Shares

By letter

[LETTER    o   Write a letter of  instruction  or  complete a power of  attorney
GRAPHIC]       indicating the fund name, your share class,  your account number, the name(s) in which the account is registered and the dollar value or number of shares you wish to sell.
          o    Include all signatures  and any additional  documents that may be required  (see next page).
          o    Mail  the  materials  to  the  address  below  or  to  your  plan administrator.
          o    A check will be mailed to the  name(s)  and  address in which the account is registered, or otherwise according to your letter of instruction.

By phone

[PHONE    o    Restricted to sales of up to $50,000 in any 7-day period.
GRAPHIC]  o    To place  your  order with a  representative,  call the  transfer agent at the number below between 8 A.M. and 7 P.M.  Eastern Time
               Monday through  Thursday and between 8 A.M. and 6 P.M. on Friday.
               Generally, orders received after 4 P.M. Eastern Time will receive the next business day's offering price.
          o    For automated service 24 hours a day using your touch-tone phone, call the number below.

By wire or electronic funds transfer (EFT)

[COMPUTER o    Fill out the "Telephone  Exchanges and Telephone  Redemption" and
GRAPHIC]       "Bank Account or Credit Union  Information"  sections of your new account application.
          o    Call the transfer  agent to verify that the telephone  redemption privilege is in place on an account, or to request the forms to add it to an existing account.
          o    Generally,  amounts  of  $1,000 or more will be wired on the next business day. Your bank may charge a fee for this service.
          o    Amounts of less than $1,000 may be sent by EFT or by check. Funds from EFT transactions are generally available by the second business day. Your bank may charge a fee for this service.
          o    Phone  requests  are  limited to amounts up to $50,000 in a 7-day period.

By exchange

[ARROW    o    Obtain a  current  prospectus  for the fund  into  which  you are
GRAPHIC]       exchanging  by  calling  your  financial  representative  or  the transfer agent at the number below.
          o    Call  your  financial  representative  or the  transfer  agent to request an exchange.

By check -- applies to Money Market Fund (Class A shares only)

[CHECK    o    Fill out checkwriting section of the application
GRAPHIC]  o    Request checkwriting on account application
          o    Verify  that the  shares to be sold were  purchased  more than 10 days earlier or were purchased by wire. Checks written on your account prior to the end of this period may result in those checks being returned to you for insufficient funds.
          o    Write a check for any  amount  over  $100 and sign each  check as designated on the account application signature card.
          o    You are entitled to  distributions  paid on your shares up to the time your check is presented to our bank for payment.
          o    You may not write a check for the entire value of your account or close your account by writing a check.
          o    If the  amount of your  check is  greater  than the value of your
               Money Market Fund account, the fund will return your check for insufficient funds and your account will be charged a $20 service fee.

To sell shares through a systematic withdrawal plan, see "Additional Investor Services".

Address:                      Phone Number:
The Hartford Mutual Funds     1-888-843-7824
P.O. Box 64387
St. Paul, MN 55164-0387       Or contact your financial representative or plan
                              administrator for instructions and assistance.

Selling Shares in Writing

By letter
In certain circumstances, you will need to make your request to sell shares in writing. You may need to include additional items with your request, as shown in the table below. You may also need to include a signature guarantee, which protects you against fraudulent orders. You will need a signature guarantee if:

[LETTER   o    your address of record has changed within the past 30 days
GRAPHIC]  o    you are selling more than $50,000 worth of shares
          o    you are  requesting  payment  other than by a check mailed to the address of record and payable to the registered owner(s)

Please note that a notary public CANNOT provide a signature guarantee. Please check with a representative of your bank or other financial institution about obtaining a signature guarantee.
Requirements for written requests by seller
     Owners of individual, joint, sole proprietorship, UGMA/UTMA (custodial accounts for minors) or general partner accounts.
          o    Letter of instruction.
          o    On  the  letter,   the  signatures  and  titles  of  all  persons
               authorized to sign for the account, exactly as the account is registered.
          o    Signature guarantee if applicable (see above).
     Owners of corporate or association accounts.
          o    Letter of instruction.
          o Corporate resolution, certified within the past twelve months. o On the letter and the resolution, the signature of the person(s) authorized to sign for the account.
          o    Signature guarantee if applicable (see above).
     Owners or trustees of trust accounts.
          o    Letter of instruction.
          o    On the letter, the signature(s) of the trustee(s).
          o Provide a copy of the trust document certified within the past twelve months.
          o    Signature  guarantee if  applicable  (see above).
     Joint tenancy shareholders whose co-tenants are deceased.
          o    Letter of instruction signed by surviving tenant.
          o    Copy of death certificate.
          o    Signature  guarantee  if  applicable  (see  above).
     Executors of shareholder estates.
          o    Letter of instruction signed by executor.
          o Copy of order appointing executor, certified within the past twelve months.
          o    Signature  guarantee if applicable  (see above).
     Administrators, conservators, guardians and other sellers or account types not listed above.
          o    Call 1-888-843-7824 for instructions.

     Address:                       Phone Number:
     The Hartford Mutual Funds      1-888-843-7824
     P.O. Box 64387
     St. Paul, MN 55164-0387        Or contact your financial representative
                                    or plan administrator for instructions
                                    and assistance.

TRANSACTION POLICIES


Valuation of Shares

The net asset value per share (NAV) for each fund and class is determined each business day at the close of regular trading on the New York Stock Exchange ("NYSE") (typically 4 p.m. Eastern Time). The funds use market prices in valuing portfolio securities, but may use fair-value estimates, as determined by HIFSCO under the direction of the Board of Directors, if reliable market prices are unavailable. Fair value pricing may be used by a fund when current market values are unavailable or when an event occurs after the close of the exchange on which the fund's portfolio securities are principally traded that is likely to have changed the value of the securities. The use of fair value pricing by a fund may cause the net asset value of its shares to differ significantly from the net asset value that would be calculated using current market values. Securities of foreign issuers and non-dollar securities are valued on the basis of quotations from the primary market in which they are traded, and are translated from the local currency into U.S. dollars using current exchange rates. Debt securities (other than short-term obligations) held by each fund are valued on the basis of valuations furnished by an unaffiliated pricing service which determines valuations for normal institutional size trading units of debt securities. Short-term investments with a maturity of more than 60 days when purchased are valued based on market quotations until the remaining days to maturity become less than 61 days. Investments of the funds that will mature in 60 days or less, are valued at amortized cost, which approximates market value.

Certain funds may invest in securities primarily traded in foreign securities markets. Foreign securities markets may trade on days when a fund does not compute its net asset value or may close (generating closing prices) at times before or after the NYSE. Consequently, the net asset value of the fund and the value of its shares may change on days, or at times, when an investor cannot redeem the fund's shares.

Buy and Sell Prices

When you buy shares, you pay the NAV plus any applicable sales charges. When you sell shares, you receive the NAV less any applicable sales charges.

Execution of Requests

Each fund is open on those days when the New York Stock Exchange is open, typically Monday through Friday. Buy and sell requests are executed at the next NAV to be calculated after your request is received, if your order is complete (has all required information), by the transfer agent or authorized broker-dealers and third-party administrators.

At times of peak activity, it may be difficult to place requests by phone. During these times, consider sending your request in writing.

In unusual circumstances, any fund may temporarily suspend the processing of sell requests, or may postpone payment of redemption proceeds for up to three business days or longer, as allowed by federal securities laws.

Requests in "Good Order"

All purchase and redemption requests must be received by the funds in "good order". This means that your request must include:

o The fund name and account number.

o The amount of the transaction (in dollars or shares).

o Signatures of all owners exactly as registered on the account (for mail requests).

o Signature guarantees (if required).

o Any supporting legal documentation that may be required.

Telephone Transactions

For your protection, telephone requests may be recorded in order to verify their accuracy. Also for your protection, telephone transactions are not permitted on accounts whose names or addresses have changed within the past 30 days. Proceeds from telephone transactions can only be mailed to the address of record.

Exchanges

You may exchange shares of one fund for shares of the same class of any other fund. The registration for both accounts involved must be identical. You may be subject to tax liability or sales charges as a result of your exchange. The funds reserve the right to amend or terminate the exchange privilege at any time, for any reason.

Right to Reject Purchase Orders/ Market Timing

Because excessive account transactions can disrupt the management of the funds and increase transaction costs for all shareholders, the funds limit account activity as follows:

o you may make no more than two substantive exchanges out of the same fund in any 90 day period (excluding automatic programs);

o  the funds may refuse a share purchase at any time, for any reason;

o the funds may revoke an investor's exchange privilege at any time, for any reason.

"Substantive" means a dollar amount that the funds determine, in their sole discretion, could adversely affect the management of the funds.

Certificated Shares

Shares are electronically recorded and therefore share certificates are not issued.

Small Accounts (Non-Retirement Only)

If you draw down a non-retirement account so that its total value is less than $1,000, you may be asked to purchase more shares within 30 days. If you do not take action within this time, your fund may close out your account and mail you the proceeds. You will not be charged a CDSC if your account is closed for this reason, and your account will not be closed if its drop in value is due to fund performance or the effects of sales charges.

Sales in Advance of Purchase Payments

When you place a request to sell shares for which the purchase money has not yet been collected, the request will be executed in a timely fashion, but the fund will not release the proceeds to you until your purchase payment clears. This may take up to 10 calendar days after the purchase.

Special Redemptions

Although it would not normally do so, each fund has the right to pay the redemption price of shares of the fund in whole or in part in portfolio securities. When the shareholder sells portfolio securities received in this fashion, a brokerage charge would be incurred. Any such securities would be valued for the purposes of making such payment at the same value as used in determining net asset value. The funds, however, always redeem shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the applicable fund during any 90 day period for any one account.

Payment Requirements

All of your purchases must be made in U.S. dollars and checks must be drawn on U.S. banks and made payable to The Hartford Mutual Funds, or in the case of a retirement account, to the custodian or trustee. You may not purchase shares with a third party check.

If your check does not clear, your purchase will be canceled and you will be liable for any losses or fees that the funds or HIFSCO has incurred.

Certain broker-dealers and financial institutions may enter confirmed purchase orders with the funds on behalf of customers, by phone or other electronic means, with payment to follow within the customary settlement period (generally within three business days). If payment is not received by that time, the order will be canceled and the broker-dealer or financial institution will be held liable for the resulting fees or losses.

Dividends and Account Policies

Account Statements In general, you will receive account statements as follows:

o after every transaction (except certain automatic payment and redemption arrangements and dividend or distribution reinvestment) that affects your account balances

o  after any changes of name or address of the registered owner(s)

o  in all other circumstances, every quarter

Every year you should also receive, if applicable, a Form 1099-DIV tax information statement.

If you are a participant in an employer-sponsored retirement plan you will receive statements from your plan administrator.

Dividends and Distributions Each fund intends to distribute substantially all of its net income and capital gains to shareholders at least once a year. Dividends from the net investment income of the funds are declared and paid monthly. Unless shareholders specify otherwise, all dividends and distributions received from a fund are automatically reinvested in additional full or fractional shares of that fund.

If you elect to receive monthly/quarterly dividends in cash, you will only receive a check if the dividend amount exceeds $10. If the dividend is $10 or less, the amount will automatically be reinvested in the same fund. If you would like to receive cash dividends, regardless of the amount, you can establish an electronic funds transfer to your bank. Please call the fund for assistance in establishing electronic funds transfer transactions at 1-888-843-7824.

Taxability of Dividends Dividends and distributions you receive from a fund, whether reinvested or taken as cash, are generally considered taxable. Distributions from a fund's long-term capital gains are taxable as capital gains and distributions from short-term capital gains and income are generally taxable as ordinary income. Some dividends paid in January may be taxable as if they had been paid the previous December. Tax rates may vary depending on how long a fund investment is held.

The Form 1099 that is mailed to you every January details your dividends and distributions and their federal tax category, although you should verify your tax liability with your tax professional.

Taxability of Transactions Unless your shares are held in a qualified retirement account, any time you sell or exchange shares, it is considered a taxable event for you. Depending on the purchase price and the sale price of the shares you sell or exchange, you may have a gain or a loss on the transaction. You are responsible for any tax liabilities generated by your transactions.

Taxes on Distributions (Tax-Free Funds) Tax-Free California Fund and Tax-Free New York Fund intend to meet certain federal tax requirements so that distributions of tax-exempt income may be treated as "exempt-interest dividends." These dividends are not subject to regular federal income tax. However, each fund may invest up to 20% of its net assets in tax-exempt obligations subject to the alternative minimum tax. Any portion of exempt-interest dividends attributable to interest on these obligations may increase some shareholders' alternative minimum tax. The funds expect that their distributions will consist primarily of exempt-interest dividends.

Distributions paid from any interest income that is not tax-exempt and from any short-term or long-term capital gains will be taxable whether you reinvest those distributions or receive them in cash. Distributions paid from a fund's net long-term capital gains are taxable to you as long-term capital gains, regardless of the length of time during which you have held your shares of the fund. Information about the tax status of each year's distributions will be mailed to you annually.

Taxes on Transactions (Tax-Free Funds) If you sell or exchange your funds' shares, you will have a taxable event that may result in a capital gain or loss. The gain or loss will be considered long-term if you have held your shares for more than one year. A gain or loss on shares held for one year or less is considered short-term and is taxed at the same rates as ordinary income.

Inflation-Protected Debt Securities (Inflation Plus Fund) Periodic adjustments for inflation to the principal amount of an inflation-protected debt security may give rise to original issue discount, which will be includable in the Inflation Plus Fund's gross income. Due to original issue discount, the Inflation Plus Fund may be required to make annual distributions to shareholders that exceed the cash received, which may cause the Inflation Plus Fund to liquidate certain investments when it is not advantageous to do so. Also, if the principal value of an inflation-protected debt security is adjusted downward due to deflation, amounts previously distributed in the taxable year may be characterized in some circumstances as return of capital.

Additional Investor Services

Electronic Transfers through Automated Clearing House ("ACH") allow you to initiate a purchase or redemption for as little as $100 or as much as $50,000 between your bank account and fund account using the ACH network. Sales charges and initial purchase minimums apply.

Automatic Investment Plan (AIP) lets you set up regular investments from your paycheck or bank account to the fund(s) of your choice. You determine the frequency and amount of your investments, and you can terminate your program at any time. To establish:

o Complete the appropriate parts of your account application.

o If you are using AIP to open an account, make out a check ($25 minimum) for your first investment amount payable to "The Hartford Mutual Funds." Deliver your check and application to your financial representative or the transfer agent.

Systematic Withdrawal Plan may be used for routine bill payments or periodic withdrawals from your account. To establish:

o Make sure you have at least $5,000 worth of shares in your account and that the amount per transaction is $50 or more per fund.

o Make sure you are not planning to invest more money in this account (buying shares during a period when you are also selling shares of the same fund is not advantageous to you, because of sales charges).

o Specify the payee(s). The payee may be yourself or any other party and there is no limit to the number of payees you may have. A signature guarantee is required if the payee is someone other than the registered owner.

o Determine the schedule: monthly, quarterly, semi-annually, annually or in certain selected months.

o Fill out the relevant part of the account application. To add a systematic withdrawal plan to an existing account, contact your financial representative or the transfer agent.

Dollar Cost Averaging Programs (DCA) let you set up monthly or quarterly exchanges from one fund to the same class of shares of another fund. To establish:

o Fill out the relevant part of the account application.

o Be sure that the amount is for $50 or more.

o Be sure that the accounts involved have identical registrations.

Automatic  Dividend   Diversification  (ADD)  lets  you  automatically  reinvest dividends and capital gains distributions paid by one fund into the same class of another fund. To establish:

o Fill out the relevant portion of the account application.

o Be sure that the accounts involved have identical registrations.

Retirement Plans The Hartford Mutual Funds offer a range of retirement plans, including traditional and Roth IRAs, SIMPLE plans, SEPs and 401(k) plans. Using these plans, you can invest in any fund offered by The Hartford Mutual Funds. Minimum investment amounts may apply. To find out more, call 1-888-843-7824.

Duplicate Account Statements You may request copies of annual account summaries by calling 1-888-843-7824. A $20 fee will be charged for account summaries older than the preceding year.

Duplicate Copies of Materials to Households. Generally the funds will mail only one copy of each prospectus, annual and semi-annual report to shareholders having the same last name and address on the funds' records. The consolidation of these mailings, called householding, benefits the funds through reduced mailing expenses.

If you want to receive multiple copies of these materials, you may call us at 1-888-843-7824. You may also notify us in writing. Individual copies of prospectuses and reports will be sent to you commencing within 30 days after we receive your request to stop householding.

FINANCIAL HIGHLIGHTS


Because each fund did not commence operations until November 1, 2002, no financial highlight information is available for any fund.

Privacy Policy and Practices of
The Hartford Financial Services Group, Inc.
and its Affiliates (The Hartford)

Applicable to The Hartford's United States Operations

We at The Hartford value your trust and are committed to the responsible management, use, and protection of personal information. When we refer to "you" we mean those individuals who have provided us with personal information in conjunction with inquiring about, applying for, or obtaining, a financial product or service from The Hartford to be used primarily for personal, family or household purposes. All financial service companies collect a certain amount of personal information to service customers and administer business. This notice describes our policy regarding the collection, disclosure, and protection of personal information.

Personal information, as used in this notice, means information that identifies an individual personally and is not otherwise available to the public. It includes personal financial information such as credit history, income, financial benefits, policy or claim information. It also includes personal health information such as individual medical records or information about an illness, disability or injury.

We collect personal information to service your transactions with us and to support our business operations. We may obtain personal information directly from you, from your transactions with us, and from third parties such as a consumer reporting agency. Depending on the type of product or service you apply for or obtain from us, personal information such as name, address, income, payment history or credit history may be gathered from sources such as applications, transactions and consumer reports.

To serve you and administer our business, we may share certain personal financial information, only as permitted by law, with affiliates, such as our insurance companies, our banks, our employee agents, our brokerage firms, and our administrators.

We may also share personal information, only as permitted by law, with unaffiliated third parties, including independent agents, brokerage firms, insurance companies, administrators and service providers who help us serve you and administer our business. In addition, as permitted by law, we may share certain personal financial information with other unaffiliated third parties who assist us by performing services or functions, such as conducting surveys, marketing our products or services, or offering financial products or services under a joint agreement between us and one or more financial institutions.

We will not sell or share your personal information with anyone for purposes unrelated to The Hartford's business operations without offering you the opportunity to "opt-out" or "opt-in" as required by law.

We  only  disclose   personal  health   information  with  your  proper  written
authorization or as otherwise permitted or required by law.

Our employees have access to personal information in the course of doing their jobs, which includes underwriting policies, paying claims, developing new products or advising customers of our products and services.

We use manual and electronic security procedures to maintain the confidentiality and integrity of personal information in our possession and guard against its unauthorized access. Some techniques we employ to protect information include secured files, user authentication, encryption, firewall technology and the use of detection software.

We are responsible for identifying information that must be protected, providing an adequate level of protection for that data and granting access to protected data only to individuals who must use it in the performance of their job-related duties. Employees who violate our Privacy Policy will be subject to disciplinary action, which may include termination.

At the inception of our business relationship and annually after that, we will provide a copy of our current Privacy Policy to those individuals who have obtained our products or services and maintain a continuing business relationship with us.

We will continue to follow our Privacy Policy regarding personal information even when a business relationship no longer exists between us.

This Privacy Policy is being provided on behalf of the following affiliates of The Hartford:

First State Insurance Company; Hart Life Insurance Company; Hartford Accident & Indemnity Company; The Hartford Bank FSB; Hartford Casualty Insurance Company; Hartford Equity Sales Company, Inc.; Hartford Fire Insurance Company; Hartford Insurance Company of Illinois; Hartford Insurance Company of the Midwest; Hartford Insurance Company of the Southeast; Hartford International Life
Reassurance Corporation; Hartford Investment Financial Services Company; Hartford Life & Accident Insurance Company; Hartford Life and Annuity Insurance Company; Hartford Life Insurance Company; Hartford Lloyd's Insurance Company; Hartford Securities Distribution Company, Inc.; Hartford Specialty Company; Hartford Underwriters Insurance Company; Hartford-Comprehensive Employee Benefit Service Company; International Corporate Marketing Group, Inc.; New England Insurance Company; Nutmeg Insurance Agency, Inc.; Nutmeg Insurance Company; Trumbull Insurance Company; Nutmeg Life Insurance Company; Omni General Agency, Inc.; Omni Indemnity Company; Omni Insurance Company; Pacific Insurance Company, Limited; Planco Financial Services, Inc.; Property & Casualty Ins. Co. of Hartford; Sentinel Insurance Company, Ltd.; Servus Life Insurance Company;
Specialty Risk Services, Inc.; The Hartford Mutual Funds, Inc.; Trumbull Services, L.L.C.; Twin City Fire Insurance Company; Woodbury Financial Services, Inc.

FOR MORE INFORMATION


Two documents are available that offer further information on The Hartford Mutual Funds:

Annual/Semiannual Report to Shareholders

Additional information about each fund is contained in the financial statements and portfolio holdings in the fund's annual and semi-annual reports. In the fund's annual report you will also find a discussion of the market conditions and investment strategies that significantly affected that fund's performance during the last fiscal year, as well as the auditor's report.

Statement of Additional Information (SAI)

The SAI contains more detailed information on all aspects of the funds.

A current SAI and annual report have been filed with the Securities and Exchange Commission and are incorporated by reference into (which means they are legally a part of) this prospectus.

To request a free copy of the current annual/semiannual report for a fund and/or the SAI or for shareholder inquiries or other information about the funds, please contact the funds at:

By Mail:

The Hartford Mutual Funds
P.O. Box 64387
St. Paul, MN 55164-0387

(For overnight mail)
The Hartford Mutual Funds
500 Bielenberg Drive
Woodbury, MN 55125-1400

By Phone:

1-888-843-7824

On the Internet:

www.hartfordinvestor.com

Or you may view or obtain these documents from the SEC:

In Person:

at the SEC's Public Reference Room in Washington, DC

Information on the operation of the SEC's public reference room may be obtained by calling 1-202-942-8090.

By Mail:

Public Reference Section
Securities and Exchange Commission
Washington, DC 20549-0102
(duplicating fee required)

On the Internet or by E-Mail:

Internet:  www.sec.gov

E-Mail:  publicinfo@sec.gov

Requests which are made by e-mail require the payment of a duplicating fee to the SEC to obtain a document.

SEC File Number:  811-07589